                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       INTRUSION INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                             1101 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081
                                 (972) 234-6400

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 2002

                             ---------------------

TO THE STOCKHOLDERS OF

    Intrusion Inc.:

    NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of Intrusion Inc. (the "Company") will be held at the Holiday Inn Richardson Select, 1655 N. Central Expressway, Richardson, Texas, at
10:00 A.M., Central Standard Time, on Thursday, April 25, 2002, for the following purposes:

        (1) To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

        (2) To approve the amendments to the 1995 Non-Employee Directors Stock Option Plan for the benefit of non-employee directors of the Company, as described in this Proxy Statement and set forth in Exhibit A;

        (3) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

        (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is February 26, 2002. A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO BY VOTING IN PERSON AT THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                    /s/ G. Ward Paxton

                                                      G. Ward Paxton
                                              CHAIRMAN, PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

Richardson, Texas
March 20, 2002

                                 INTRUSION INC.
                             1101 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 2002

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The enclosed proxy (the "Proxy") is being solicited on behalf of the Board of Directors (the "Board") of Intrusion Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn Richardson Select, 1655 N. Central Expressway, Richardson, Texas, at
10:00 A.M., Central Standard Time, on Thursday, April 25, 2002, or at such other time and place to which the Meeting may be adjourned. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of record on or about March 20, 2002.

    Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Meeting and to vote in person. Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If you attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to amend the 1995 Non-Employee Directors Stock Option Plan, "FOR" the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

    The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

                       RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on February 26, 2002, are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the executive offices of the Company. On
February 26, 2002, the Company had 20,643,425 outstanding shares of Common Stock, $0.01 par value (the "Common Stock"), which is the only class of its capital stock outstanding. In addition, under the rules of the Nasdaq Stock Market, brokers who hold stock in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners.

                               QUORUM AND VOTING

    The presence at the Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. For each share held, holders of Common Stock are entitled to one vote on each matter to be voted on at the Meeting including the election of directors. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or by Proxy, is required for the approval of each matter submitted to the Meeting except the election of directors. For such matter, the five nominees receiving the greatest number of votes of outstanding shares present in person or represented by Proxy at this Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the outstanding shares entitled to be voted at the Meeting. Additionally, in the election of directors, cumulative voting is prohibited and Proxies cannot be voted for more than five nominees.

    All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board for the ensuing year will consist of five directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected. However, in the event any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board of Directors shall designate.

    The following slate of five nominees has been nominated by the Board of
Directors:

                                                                                            DIRECTOR
NAME OF NOMINEE                          AGE                      POSITION(S)                SINCE
---------------                        --------                   -----------                -----
G. Ward Paxton.......................     66         Chairman, President, Chief Executive     1983
                                                     Officer and Director

T. Joe Head..........................     45         Vice Chairman of the Board and           1983
                                                     Director

J. Fred Bucy, Jr., (1)(2)............     73         Director                                 1993

Grant A. Dove (1)(2).................     73         Director                                 2000

Donald M. Johnston (1)(2)............     52         Director                                 1983

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    G. WARD PAXTON was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company's inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma. Mr. Paxton holds no other directorships.

    T. JOE HEAD is co-founder of the Company and has served as a director since the Company's inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University.

    J. FRED BUCY, JR.  has served as a director of the Company since 1993.
Mr. Bucy was employed in various technical and managerial capacities by Texas Instruments Incorporated from 1953 through his retirement in 1985. At the time of his retirement, Mr. Bucy was President, Chief Executive Officer and a director of Texas Instruments. Among other activities, Mr. Bucy is a Trustee of Southwest Research Institute. He was Chairman of the Texas National Research Laboratory Commission (re-appointed by George W. Bush in 1995) until 2001.
Mr. Bucy was also a member of the Coordinating Board Advisory Committee on Research of the Texas College and University System and a former member of the Board of Regents of Texas Tech University and Texas Tech University Health Sciences Center from 1973 to 1991, including four years as its Chairman.
Mr. Bucy has been accorded Distinguished Alumnus and Distinguished Engineer Awards by Texas Tech University, is a fellow of the Institute of Electrical and Electronics Engineers, a member of National Academy of Engineers, and is a life member of the Navy League. Mr. Bucy was awarded an honorary Doctor of Science degree from Texas Tech University in 1994.

    GRANT A. DOVE has served as a director of the Company since August 2000.
Mr. Dove is a Managing Partner of Technology Strategies and Alliances ("TS&A"). Prior to joining TS&A in 1992, Mr. Dove was Chairman and CEO of the Microelectronics and Computer Technology Corporation ("MCC"), a research and development consortium. Prior to joining MCC, Mr. Dove spent 28 years with Texas Instruments Incorporated in various technical and managerial capacities.
Mr. Dove is on the boards of four other public companies including Cooper Cameron Corporation, Inet Technologies, InterVoice-Brite and Tipping Point Technologies (which changed its name in 2001 from Netpliance). He also serves on the boards of several private companies. Mr. Dove holds a B.S. in Electrical Engineering from Virginia Tech and was named their Distinguished Engineering Alumnus for 1995. He also serves on the University of Texas Engineering Foundation Advisory Council. He is a Director of the Virginia Tech Foundation, and is a member of the Virginia Tech Engineering Department Committee of 100.

    DONALD M. JOHNSTON has served as a director of the Company since
November 1983. Mr. Johnston is President of Massey Burch Capital Corp., a venture capital firm. He served as President of Massey Burch Investment
Group, Inc., a venture capital firm ("Massey Burch"), from 1990 until December 1993 and he has been a principal of that firm since 1982. Prior to joining Massey Burch, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England. Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University. Mr. Johnston was also a director of @plan, Inc., prior to its acquisition by Doubleclick, but resigned from that position in February 2001. Mr. Johnston currently serves as a director for InnerWireless Inc., a provider of wireless local area networks services in office buildings through a proprietary technology and Corphealth, a behavioral health management group.

    All directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any director or officer of the Company and any other such person.

STOCKHOLDER APPROVAL

    The affirmative vote of a plurality of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each of the nominees for director.

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

                       BOARD OF DIRECTORS AND COMMITTEES

    The business affairs of the Company are managed under the direction of the Board. The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board of Directors or its authorized committees met twenty times during the 2001 fiscal year. During fiscal year 2001, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the Board on which he served (during the period that he served).

    The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board as a whole. The functions of the Audit Committee and the Compensation Committee are described below.

    COMPENSATION COMMITTEE. The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Compensation Committee also administers the Company's incentive stock option plans (the "Stock Option Plans") for officers and key employees and the Company's incentive bonus programs for executive officers and salaried non-sales employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the Stock Option Plans. The Compensation Committee is currently comprised of J. Fred Bucy, Jr. (Chairman), Grant A. Dove, and Donald M. Johnston. The Compensation Committee met seven times during the 2001 fiscal year.

    AUDIT COMMITTEE.  The Audit Committee is composed of three directors: Donald
M. Johnston (Chairman), J. Fred Bucy, Jr. and Grant A. Dove, each of whom is independent (as defined in Rule 4200 of the National Association of Securities Dealers' listing standards). The functions performed by the Committee, its membership and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter which was approved by the Audit Committee in August 2000 and included as Exhibit A to the Company's proxy statement for its 2001 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be discussed by SAS 61 (Certification of Accounting Standards AU Section 280) and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2001.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

                                          Respectfully submitted,

                                          AUDIT COMMITTEE
                                          of the Board of Directors

                                          Donald M. Johnston, Audit Committee
                                          Chair
                                          J. Fred Bucy, Jr., Audit Committee
                                          Member
                                          Grant A. Dove, Audit Committee Member

                                  PROPOSAL TWO
                     PROPOSAL TO APPROVE AMENDMENTS TO THE
                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    In 1995, the Company adopted the 1995 Non-Employee Directors Stock Option Plan (the "1995 Directors Plan") to advance the interest of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and able individuals to serve as independent directors of the Company and to furnish additional incentive to such individuals to serve as independent directors of the Company. On January 10, 2002, the Board amended the 1995 Directors Plan to make certain changes that would allow the Company to offer a more meaningful equity incentive package in order to attract and retain highly qualified individuals to serve as non-employee directors. In addition, amendments were made to improve the administration of the 1995 Directors Plan. Certain of the amendments made to the 1995 Directors Plan required the approval of the Company's stockholders. Accordingly, the Company's stockholders are being asked to approve the following amendments to the 1995 Directors Plan:

    (1) an amendment that increases the aggregate number of shares of Common Stock available for issuance pursuant to the exercise of stock options granted under the 1995 Directors Plan by 100,000 shares to 260,000 shares of Common Stock;

    (2) an amendment that replaces the automatic option grant feature that provided that each non-employee director be granted an option to purchase an additional 20,000 shares of Common Stock on the fifth anniversary of the date he or she was granted an initial option to purchase 20,000 shares of Common Stock under the 1995 Directors Plan with an automatic grant feature that provides that each non-employee director of the Company be granted an option to purchase 10,000 shares of Common Stock following each annual stockholders meeting, provided such individual has served as a non-employee director for at least six months; and

    (3) an amendment that changes the vesting schedule of the options granted pursuant to the 1995 Directors Plan from five annual installments to three annual installments.

    The following is a summary of the principal features of the 1995 Directors Plan, as most recently amended. This summary does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the full text of such plan which is attached as Exhibit A to this Proxy Statement.

    STOCK SUBJECT TO THE PLAN.  The 1995 Directors Plan provides that
260,000 shares of Common Stock are reserved for issuance pursuant to the 1995 Directors Plan, including a 100,000 share increase that is part of this proposal. If any outstanding option granted pursuant to the 1995 Directors Plan expires, lapses or terminates without being fully exercised, the shares allocated to the unexercised portion of such option will again be available for purposes of the 1995 Directors Plan unless such Plan has been terminated. The shares of Common Stock issued pursuant to the exercise of options granted under the 1995 Directors Plan can be either treasury or authorized but unissued shares.

    CHANGES IN CAPITALIZATION. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1995 Directors Plan, (2) the number and/or class of securities and (3) the exercise price per share in effect under each outstanding option.

    ELIGIBILITY. Only directors who are not employees of the Company or its subsidiaries are eligible to receive option grants under the 1995 Directors Plan. Pursuant to the terms of the 1995 Directors Plan, each director of the Company who is at the time not an officer or employee of the Company will automatically be granted an option to purchase 20,000 shares of Common Stock upon his or her initial appointment or election to the Board. Provided that the Company's stockholders approve this proposal, each non-employee director will automatically be granted an additional option to purchase 10,000 shares of Common Stock on the date of each annual meeting of the Company's stockholders (beginning with the Meeting) provided that such individual has been a non-employee director for at least six months prior to the date of grant. The Company currently has three non-employee directors who are eligible to receive annual automatic option grants under the 1995 Directors Plan.

    OPTION TERMS. Each option granted pursuant to the 1995 Directors Plan will have a maximum term of 10 years. Such options cannot be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution.

    The exercise price under each option granted pursuant to the 1995 Directors Plan will be set at the fair market value of the Common Stock on the date such option is granted. The fair market value on any relevant date will be the closing price of the Common Stock on the Nasdaq Stock Market on the day in question. On January 31, 2002, the closing price was $1.72.

    Provided the Company's stockholders approve this proposal, each option granted pursuant to the 1995 Directors Plan will vest and become exercisable in three annual installments upon the director's completion of each year of service following the date of grant.

    In the event that an optionee ceases to be a director for any reason other than death, such optionee may, during the one-year period immediately following the date he or she ceases to be a director, exercise his or her options to the extent vested and exercisable on the date service as a non-employee director ceases. Should an optionee under the 1995 Director Plan die while serving as a director, his or her options will become fully vested and can be exercised by such optionee's estate or devisee by will or legatee by the laws of descent and distribution, as applicable, within one year after death and any unexercised options will expire at the end of such period. In no event, however, can any option be exercised beyond the term of such option.

    In the event of the proposed dissolution or liquidation of the Company, the proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation, the Board has the ability to accelerate the vesting of the options granted under the 1995 Directors Plan.

    PLAN ADMINISTRATION. The 1995 Directors Plan will be administered by the Board pursuant to the formulas indicated in the 1995 Directors Plan. The Board will have no discretion to determine the selection of non-employee directors to whom options may be granted, the number of shares subject to such options, the term of such options, the number of options which may be granted or the price per share at which such options may be exercised.

    PLAN AMENDMENTS. The Board can amend the 1995 Directors Plan at any time, provided that stockholder approval will be required for any amendment that
(1) increases the number of shares for which options may be granted,
(2) changes the manner of determining the exercise price at which shares may be purchased upon exercise of options, (3) changes the class of persons eligible to receive options under the 1995 Directors Plan, (4) changes the period during which options may be exercised or (5) changes the provisions relating to the administration of the 1995 Directors Plan. Amendments to the 1995 Directors Plan will not alter or impair, without the written consent of the affected optionee, any of the rights or obligations pursuant to any outstanding option previously granted pursuant to such plan.

    PLAN TERMINATION. The 1995 Directors Plan can be terminated by the Board at any time and will terminate automatically on March 21, 2005. Options that were granted under the 1995 Directors Plan and that are outstanding at the time the 1995 Directors Plan is terminated will not be affected.

    ACCOUNTING TREATMENT. Option grants under the 1995 Directors Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    FEDERAL INCOME TAX CONSEQUENCES. Options granted under the 1995 Directors Plan will be treated for federal income tax purposes as non-statutory options. Under federal tax law, an optionee will not realize income for federal income tax purposes at the time a non-statutory option is granted. However, in the year in which the non-statutory option is exercised, an optionee will realize ordinary income in an amount equal to the aggregate fair market value of the shares acquired by such exercise on the exercise date minus the aggregate price paid for the shares. The Company will be entitled to take a corresponding deduction. Upon any subsequent sale of the shares, any amount realized by an optionee that is in excess of the fair market value of the shares on the date such option was exercised will constitute long-term or short-term capital gain (depending on how long the shares are held). If the amount realized by an optionee upon any such sale is less than the fair market value of the shares on the date the option is exercised, the difference will constitute long-term or short-term capital loss (depending on the period such shares are held).

    STOCK AWARDS. As of January 31, 2002, options to purchase a total of 100,000 shares of Common Stock were outstanding and no shares had been issued upon exercise of any options granted pursuant to the 1995 Directors Plan. No options were granted pursuant to the 1995 Directors Plan between January 1, 2001 and January 31, 2002.

    NEW PLAN BENEFITS. As of February 26, 2002, no options had been granted, and no shares of Common Stock had been issued, on the basis of the share increase or other amendments, which are the subject of this proposal. However, if the Company's stockholders approve this proposal, Messrs. Bucy, Dove, and Johnston will each be automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Meeting.

    STOCKHOLDER APPROVAL. The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendments to the 1995 Directors Plan. Should such stockholder approval not be obtained, then the amendments described in this proposal will not become effective.

    THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE
                       PROPOSAL TO RATIFY THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board has appointed Ernst & Young LLP to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 2002, subject to ratification by the Company's stockholders at the Meeting. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception and is, therefore, familiar with its affairs and financial procedures. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent auditors.

    Although stockholder ratification and approval of this appointment is not required by the Company's bylaws or otherwise, in keeping with the Company's policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board is seeking ratification of this appointment. If the appointment is not ratified, the Board must then determine whether to appoint other auditors prior to the end of the current fiscal year. In such case, the opinions of stockholders will be taken into consideration.

    AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ending December 31, 2001 and for the review of financial statements included in the Company's quarterly filings required under the Securities Exchange Act of 1934, as amended, in that same year were $141,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no services performed or fees incurred in connection with the implementation and design of financial information systems for the fiscal year ending December 31, 2001.

    ALL OTHER FEES. The aggregate fees billed for professional services performed by Ernst & Young LLP other than those fees listed above for the fiscal year ending December 31, 2001 were $480,000, including audit related services of $87,000, and nonaudit services of $393,000.

    The Audit Committee considered the services provided by Ernst & Young LLP described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above, if any, compatible with the maintaining Ernst & Young LLP's independence.

    A representative of Ernst & Young LLP, the Company's independent auditors for fiscal year 2001, is expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

    The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

    THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of January 31, 2002, unless otherwise indicated, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee as a director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information below and (iv) all current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

                                                               AMOUNT AND NATURE OF        PERCENT OF
NAME OF BENEFICIAL OWNER OR GROUP (1)                         BENEFICIAL OWNERSHIP(2)        CLASS
-------------------------------------                         -----------------------      ----------
G. Ward Paxton (3)..........................................           852,886                 4.13%
T. Joe Head(1)(4)...........................................         2,153,111                10.43
J. Fred Bucy, Jr.(5)........................................            52,000                *
Grant A. Dove(6)............................................            56,000                *
Donald M. Johnston(7).......................................            53,427                *
Patrick R. Gooden(8)........................................            34,395                *
Eric H. Gore(9).............................................           112,869                *
Ryon W. Packer(10)..........................................             9,500                *
Jay R. Widdig(11)...........................................            35,101                *
Timothy W. Kinnear(12)......................................            92,770                *
SAIC Venture Capital Corporation(1).........................         3,150,000                15.26
All directors and executive officers as a group
  (10 persons)(13)..........................................         3,452,059                16.47

------------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

 (1) The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock are as follows:
     T. Joe Head, 1101 East Arapaho Road, Richardson, Texas 75081; and SAIC Venture Capital Corporation, 3753 Howard Hughes Parkway, Las Vegas, NV 89109.

 (2) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership is based on 20,643,425 shares of Common Stock outstanding as of January 31, 2002. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following January 31, 2002 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (3) Includes the equivalent of 17,386 shares held by Mr. Paxton in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

 (4) Includes 400 shares held by the Biblical Studies Foundation in which Mr. Head is President. Mr. Head disclaims beneficial ownership of, and does not have sole voting or investment power over, such shares.

 (5) Includes 38,000 shares that Mr. Bucy may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002.

 (6) Includes 4,000 shares that Mr. Dove may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002.

 (7) Includes 28,000 shares that Mr. Johnston may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002.

 (8) Includes 33,335 shares that Mr. Gooden may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002. Also includes the equivalent of 1,060 shares held by Mr. Gooden in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

 (9) Includes 90,935 shares that Mr. Gore may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002. Also includes the equivalent of 9,934 shares held by Mr. Gore in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

 (10) Includes 7,500 shares that Mr. Packer may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002.

 (11) Includes 30,035 shares that Mr. Widdig may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2002. Also includes the equivalent of 1,066 shares held by Mr. Widdig in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

 (12) Mr. Kinnear, former Director, President and Chief Executive Officer of Intrusion Inc., resigned on November 28, 2001. The table includes 80,001 vested shares that Mr. Kinnear may acquire upon the exercise of options until the options expire on February 26, 2002. Also includes the equivalent of 10,143 shares held by Mr. Kinnear in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

 (13) Includes an aggregate of 311,806 shares that may be acquired upon exercise of options of officers and directors that are currently exercisable or will become exercisable within 60 days of January 31, 2002.

EXECUTIVE OFFICERS

    The following table sets forth the names and ages of all executive officers of the Company, their respective positions with the Company, and the period during which each has served as an officer.

                                                                                           SERVED AS
                                                                                            OFFICER
NAME OF OFFICER                       AGE                       POSITION(S)                  SINCE
---------------                     --------      ---------------------------------------  ---------
G. Ward Paxton....................     66         Chairman, President, Chief Executive
                                                  Officer and Director                       1983
Patrick R. Gooden.................     54         Vice President, Operations and
                                                  Engineering                                2000
Eric H. Gore......................     48         Vice President, Worldwide Sales            1994
Ryon W. Packer....................     34         Vice President, Mktg. and Business
                                                  Development                                2001
Jay R. Widdig.....................     39         Vice President, Chief Financial
                                                  Officer, Treasurer and Corporate
                                                  Secretary                                  1999

    G. WARD PAXTON was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company's inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma. Mr. Paxton holds no other directorships.

    PATRICK R. GOODEN has served the Company as Vice President--Operations and Engineering since February 2000. In addition since April 2001, Mr. Gooden has served as Vice-Chairman of the Board of Directors for a Joint Venture between Shanghai Video and Audio and Intrusion Inc., based in Shanghai, China (PRC). Between 1992 and 1999, Mr. Gooden served in a number of management assignments with Thomas Group, Inc., including Vice President of Operations--Europe, Corporate Vice President and most recently as Senior Vice President. Previously, from 1967 to 1992, Mr. Gooden served Texas Instruments Incorporated in various management positions where he led engineering and operations teams and implemented world-class manufacturing practices. Mr. Gooden holds a M.B.A. from Southern Methodist University and a B.A. degree in Business Administration and Economics from Austin College.

    ERIC H. GORE has served the Company as Vice President--Worldwide Sales since June 2001. He also served as Vice President--International Sales from
December 2000 and June 2001 and Vice President--Strategic Business Development. Mr. Gore previously held positions with the Company as Director of Strategic Business Development from 1992 to 1994, Area Sales Manager from 1989 to 1992 and Regional Sales Manager from 1984 to 1989. Prior to joining the Company,
Mr. Gore served Texas Instruments Incorporated as Marketing Manager--Eastern United States from 1982 to 1983 and Product Marketing Representative from 1979 to 1982. Mr. Gore holds a M.B.A. degree from Hardin-Simmons University and a Bachelor of Business Administration degree from the University of North Texas.

    RYON W. PACKER has served the Company as Vice President--Marketing and Business Development since April 26, 2001. He previously served as executive director of marketing and business development when he joined the Company in September 2000. Mr. Packer is responsible for the Company's overall strategic and tactical product direction, partnerships and marketing, including product marketing and public communications. Mr. Packer is also responsible for developing the Company's global marketing plan to build worldwide recognition for Intrusion's network security products. Prior to joining the Company, Mr. Packer served as Vice President of Marketing and Business Development with SecureLogix from 1999 to 2000. Prior positions he has held include Director of Product and Brand Management, for Micrografx from 1996 to 1999 and Director of Worldwide Marketing for United Press International. Mr. Packer's background covers over 12-years in software and hardware development, product management and marketing.

    JAY R. WIDDIG has served the Company as Vice President, Chief Financial Officer and Treasurer since December 1999 and Corporate Secretary since
April 2000 and previously held the position of Corporate Controller and Chief Accounting Officer from April 1999 to December 1999. Prior to joining the Company, Mr. Widdig held various managerial positions, including Senior Director of Finance and Administration, at Cyrix Corporation from 1992 to 1999. From 1985 to 1992, Mr. Widdig served Texas Instruments Incorporated and Halliburton Company in various financial positions. Mr. Widdig holds a M.B.A. degree from Oklahoma City University and a B.S. degree in Accounting from Cameron University.

    Neither the Company nor any of its subsidiaries has employment agreements with any of its executives.

    All executive officers of the Company are elected annually by the Board and serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other such person.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

    The following table sets forth certain summary information regarding all cash compensation earned by the Company's Chief Executive Officers and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period. In addition, Timothy W. Kinnear is also included in the table because he was the Company's President and Chief Executive Officer until he resigned on November 28, 2001. No other executive officers who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2001 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The individuals listed below shall be referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                    --------------------------------------   ----------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   --------
                                                                             RESTRICTED   SECURITIES
                                                             OTHER ANNUAL      STOCK      UNDERLYING     LTIP       ALL OTHER
  NAME AND PRINCIPAL                               BONUS     COMPENSATION     AWARD(S)     OPTIONS     PAYOUTS    COMPENSATION
       POSITION            YEAR     SALARY ($)    ($) (1)         ($)           ($)          (#)         ($)         ($) (9)
-----------------------  --------   -----------   --------   -------------   ----------   ----------   --------   -------------
G. Ward Paxton, (2)        2001     $237,019           --          --             --            --        --       $ 1,700
  Chairman, President,     2000      250,000           --     $34,522(3)          --            --        --         1,700
  CEO and Director         1999      250,000           --          --             --            --        --         1,600

Patrick R. Gooden, (4)     2001      208,077           --          --             --        50,000        --         1,700
  Vice President of        2000      162,000           --          --             --        40,000        --         1,108
  Operations and           1999           --           --          --             --            --        --            --
  Engineering

Eric H. Gore,              2001      176,827      $76,153          --             --        50,000        --           609
  Vice President of        2000      170,962       39,000      19,709(3)          --        25,000        --         1,700
  Worldwide Sales          1999      105,000      114,000          --             --        12,000        --         1,600

Ryon W. Packer, (5)        2001      168,231        9,167          --             --        40,000        --         1,649
  Vice President of        2000       38,942           --          --             --         7,500        --            --
  Marketing and            1999           --           --          --             --            --        --            --
  Business Development

Jay R. Widdig (6)          2001      208,077           --          --             --        50,000        --         1,700
  Vice President, Chief    2000      164,615           --          --             --        15,000        --         1,646
  Financial Officer,       1999       91,769        2,285          --             --        22,000        --           314
  Treasurer and
  Secretary

Timothy W. Kinnear,        2001      317,485(7)        --          --             --        50,000        --       170,450(8)
  Former President, CEO    2000      258,077           --          --             --        50,000        --         1,700
  and Director             1999      220,000           --          --             --        50,000        --         1,600

------------------------------

(1) Represents bonus compensation and/or commission earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year.

(2) Mr. Paxton was named President and Chief Executive Officer on November 28, 2001. He also served as President and Chief Executive Officer of the Company from the Company's inception until June 1, 2000.

(3) Includes one time lump sum vacation payout due to corporate vacation policy change.

(4) Patrick R. Gooden joined the Company on February 1, 2000.

(5) Ryon W. Packer joined the Company on September 11, 2000 and was named Vice President of Marketing and Business Development on April 26, 2001.

(6) Jay R. Widdig joined the Company on April 30, 1999.

(7) Includes vacation payout of $27,101 which is based on vacation hours not taken prior to resignation.

(8) Includes a $168,750 severance payment to be paid out over a nine-month period. Also includes $1,700 of annual matching contributions under the Company's tax-qualified Section 401(k) Savings Plan.

(9) This amount includes the annual employer matching contributions under the Company's tax qualified Section 401(k) Savings Plan.

OPTION GRANTS DURING FISCAL YEAR 2001

    The following table provides information related to options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 2001. The Company did not grant any stock appreciation rights during fiscal year 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                         STOCK PRICE
                                                                                                      APPRECIATION FOR
                                                                                                      INDIVIDUAL GRANTS
                                        INDIVIDUAL GRANTS                                              OPTION TERM (1)
-------------------------------------------------------------------------------------------------   ---------------------
                                       NUMBER OF     PERCENT OF TOTAL
                                      SECURITIES         OPTIONS
                                      UNDERLYING        GRANTED TO      EXERCISE OR
                                        OPTIONS        EMPLOYEES IN      BASE PRICE    EXPIRATION
               NAME                  GRANTED(#)(2)     FISCAL YEAR      ($/SHARE)(3)      DATE        5%($)      10%($)
-----------------------------------  -------------   ----------------   ------------   ----------   ---------   ---------
G. Ward Paxton.....................         --               --               --              --          --          --

Patrick R. Gooden..................     10,000             0.63%           $5.00        01/17/11    $ 31,445    $ 79,687
                                        20,000             1.27             7.13        02/01/11      89,680     227,268
                                        15,000             0.95             4.50        04/30/11      42,450     107,578
                                         5,000             0.32             1.31        10/17/11       4,119      10,439

Eric H. Gore.......................     25,000             1.58             5.00        01/17/11      78,612     199,218
                                         5,000             0.32             5.25        01/19/11      16,508      41,836
                                        15,000             0.95             4.50        04/30/11      42,450     107,578
                                         5,000             0.32             1.31        10/17/11       4,119      10,439

Ryon W. Packer.....................     15,000             0.95             5.00        01/17/11      47,167     119,531
                                        20,000             1.27             4.50        04/30/11      56,601     143,437
                                         5,000             0.32             1.31        10/17/11       4,119      10,439

Jay R. Widdig......................     30,000             1.90             5.00        01/17/11      94,334     239,061
                                        15,000             0.95             4.50        04/30/11      42,450     107,578
                                         5,000             0.32             1.31        10/17/11       4,119      10,439

Timothy W. Kinnear.................     50,000             3.17             7.13        02/01/11     224,201     568,169

------------------------------

(1) The potential realizable value illustrates the value that may be realized upon exercise of the options immediately prior to the expiration of their respective terms, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of each option. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. These potentially realizable values do not take into account provisions of each option providing for termination of the option following cessation of employment, nontransferability or effective vesting over three years.

(2) Each option was an incentive stock option. Each option has a term of ten years from date of grant, subject to earlier termination under certain conditions upon cessation of employment of the optionee and become exercisable with respect to one third of the shares covered thereby on each grant date anniversary. Such options are not transferable.

(3) The exercise price per share of each option was equal to 100% of the fair market value of the Common Stock per share on the date of grant. The Compensation Committee, in its sole discretion, may affect the cancellation of such options in exchange for a new option grant with a lower exercise price equal to the current fair market value per share at the time of cancellation.

OPTION EXERCISES AND FISCAL YEAR END HOLDINGS

    The following table sets forth information with respect to options exercised by the Named Executive Officers during fiscal year 2001 and the number and value of options held at fiscal year end. No stock appreciation rights were exercised and no stock appreciation rights were outstanding at fiscal year end.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                       UNDERLYING UNEXERCISED            MONEY OPTIONS AT
                           SHARES                       OPTIONS AT FY-END(#)               FY-END($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   -----------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------  -----------   -----------   -----------   -------------   ------------   --------------
G. Ward Paxton.........       --            --          20,800          5,200            --               --
Patrick R. Gooden......       --            --          13,334         76,666            --           $2,050
Eric H. Gore...........       --            --          67,534         79,466            --            2,050
Ryon W. Packer.........       --            --           2,500         45,000            --            2,050
Jay R. Widdig..........       --            --          18,368         67,332            --            2,050
Timothy W. Kinnear.....       --            --          80,001             --            --               --

------------------------

(1) The closing price for the Company's Common Stock as reported by The Nasdaq
    Stock Market   (National Market System) on December 31, 2001, was $1.72 per
    share. The indicated value is calculated on the basis of the difference between the option exercise price per share and $1.72, multiplied by the number of shares of Common Stock underlying each "in-the-money" option.

COMPENSATION OF DIRECTORS

    Messrs. Bucy, Johnston, and Dove (each non-employee director) receives a cash retainer fee of $1,000 per month. Each non-employee director also receives a fee of $1,000, which was reduced from $1,500 in November 2001, for each meeting of the Board attended (excluding telephonic meetings) and for each meeting of a committee of the Board attended (exclusive of committee meetings held on the same day as Board meetings). Each non-employee director also receives a fee of $500 for each telephonic meeting attended. Each non-employee director is also reimbursed for all reasonable expenses incurred in attending such meetings. No director who is an employee of the Company receives any fees for service as a director of the Board. However, T. Joe Head, who is an employee director, earned $187,000 for his services to the Company as an employee. He did not receive any stock options during 2001. Mr. Head did not receive any additional fees for his services as a director of the Board.

    Pursuant to the terms of the 1995 Directors Plan, each of the Company's non-employee directors is automatically granted an option to purchase 20,000 shares of Common Stock upon joining the Board.

    Pursuant to the terms of the 1995 Directors Plan prior to its amendment and restatement in 2002, each non-employee director is automatically granted an option to purchase an additional 20,000 shares on the fifth anniversary of the date he or she was initially granted an option pursuant to the 1995 Directors Plan. During fiscal year 2001, no non-employee directors were granted options pursuant to this provision. As discussed previously in this Proxy Statement, the Board has amended and restated the 1995 Directors Plan and this provision has been amended. Instead of automatically granting an option to purchase 20,000 shares on the fifth anniversary of the initial grants, each non-employee director will be automatically granted an option to purchase 10,000 shares on the date of each annual stockholder meeting as long as the director has served as such for at least six months prior to the date of grant. Please refer to Proposal Two for a complete description of the amended and restated 1995 Directors Plan.

EMPLOYMENT AGREEMENTS

    Neither the Company nor its subsidiaries has any employment agreements with any of its Named Executive Officers.

    On November 28, 2001, the Company entered into a Resignation Agreement and General Release with its then President and Chief Executive Officer, Timothy W. Kinnear. Please refer to the Certain Transactions with Management section of this Proxy Statement for a summary of the agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board sets the compensation for the Chief Executive Officer, reviews the design, administration and effectiveness of the compensation programs for other key executives, and approves stock option grants for all executive officers and key employees. The Compensation Committee is currently composed of three non-employee directors who have no interlocking relationships. The data and information included in the various compensation tables appearing elsewhere in this Proxy Statement should be read in conjunction with and deemed to be a part of this report.

    NAMED EXECUTIVE OFFICERS. This report includes disclosure of the required compensation information for any one acting as the Company's Chief Executive Officer at any time during the year and its executive officers including the four most highly compensated officers.

    COMPENSATION OBJECTIVES. The Company operates in the highly competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives who contribute to the success of the Company and should be determined within a competitive framework based on the achievement of overall business objectives and financial performance and individual contributions. Within this framework, the Compensation Committee's objectives are to:

    - Provide a total compensation program competitive with the compensation practices of organizations in the high technology industry of comparable size to the Company.

    - Provide annual variable incentive awards based on the Company's overall financial performance relative to corporate objectives.

    - Align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

    BASE SALARY. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to (i) salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry, (ii) each officer's performance and (iii) the Company's overall financial results, without specific weighting being attributed to any of these factors. The Compensation Committee believes that the Company must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation. In January 2001, the Compensation Committee established the base salaries for each of the Named Executive Officers. In October 2001, the Compensation Committee reduced the base salaries for each of the Named Executive Officers between 3% and 31%. The average decrease of the Named Executive Officers was 19%. These reductions were in an effort to reduce expenses. The "Summary Compensation Table" of this Proxy Statement reflects the annual salary paid to the Named Executive Officers pursuant to these reductions and the initial salaries set by the Compensation Committee.

    INCENTIVE BONUS PLAN. To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company's achievement of sales and net income targets established at the beginning of the fiscal year. The incentive plan for executives, other than certain executives in the Company's sales organization, requires a threshold level of Company financial performance before any incentives are awarded. Once the threshold objective for sales and/or net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year. In fiscal 2001, the Company did not achieve its threshold level of profitability; thus, non-sales executives, including the two Chief Executive Officers and two of the other Named Executive Officers, did not receive any incentive bonus awards. Certain employees in the sales organization, including one of the Named Executive Officers, received incentive sales commission awards in fiscal 2001 based upon the degree of achievement of targeted sales objectives established at the beginning of the fiscal year. An additional Named Executive Officer received a Management By Objective (MBO) bonus during 2001 prior to being named an Executive Officer.

    EQUITY-BASED INCENTIVES. The goal of the Company's equity-based incentive awards is to align the interests of executive officers with stockholders. The Compensation Committee determines the value allocated to equity-based incentives according to each executive's position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership.

    The Company has previously adopted three Stock Option Plans (collectively, the "Plans"), including the 1983 Incentive Stock Option Plan, the 1987 Incentive Stock Option Plan and the 1995 Stock Option Plan, to provide long-term incentive compensation for eligible participants. Generally, executive officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plans; however, non-employee directors of the Company are not eligible to participate in these Plans. These directors participate in the 1995 Director Plan. Stock option grants under the Plans provide the right to purchase shares of Common Stock at fair market value on the date of grant, or in the case of an optionee who at the time of the grant holds more than 10% of the total combined voting securities of the Company, 110% of the fair market value on the date of grant. Stock options generally vest within a three or a five-year period and provide terms of five or ten years, as applicable. In 2001, the Compensation Committee approved the grant of stock options pursuant to the Plans to the Named Executive Officers indicated in the tables accompanying this report.

    CEO COMPENSATION. G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He also served as President and Chief Executive Officer of the Company from 1983 until June 2000. Mr. Paxton's base salary was set at $250,000 for fiscal year 2001, but was decreased to $175,000 in October 2001 by the Compensation Committee. Timothy W. Kinnear also served as President and Chief Executive Officer during 2001. Mr. Kinnear resigned from Intrusion Inc. on November 28, 2001. Mr. Kinnear's base salary was set at $325,000 for fiscal year 2001, but was decreased to $225,000 in October 2001 by the Compensation Committee. The salaries of Mr. Paxton and
Mr. Kinnear were decreased in an effort to reduce cost. Mr. Kinnear also received an option to acquire 50,000 shares as noted on the Option Grants in the Last Fiscal Year table as included in this Proxy Statement. The grant was based on the experience of Mr. Kinnear and his contributions to the Company. Under the 1995 Stock Option Plan, no individual can receive options to acquire more than 50,000 shares in any twelve month period. The base salaries for Mr. Paxton and Mr. Kinnear were based on personal performance of CEO duties and on salary levels paid to chief executive officers of comparable companies. Mr. Paxton and Mr. Kinnear did not receive an incentive bonus award for 2001 because the Company did not achieve its threshold level of profitability established at the beginning of the year.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2002 will exceed that limit. The Company's 1995 Stock Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                      Respectfully submitted,

                                      COMPENSATION COMMITTEE
                                      of the Board of Directors

                                      J. Fred Bucy, Jr. Compensation Committee
                                      Chair

                                      Grant A. Dove, Compensation Committee
                                      Member

                                      Donald M. Johnston, Compensation Committee
                                      Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member or nominee for election as a member of the Board or any committees of the Board has an interlocking relationship with the board (or member of such board) or any committee (or member of such committee) of a board of any other company.

STOCK PERFORMANCE INFORMATION

    The following chart illustrates the percentage of change in the cumulative total stockholder return on the Company's Common Stock during the five year period ending December 31, 2001, compared with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market, CRSP Total Return Index for Nasdaq Computer Manufacturing Stocks, and the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks, respectively, for the same periods.

                               STOCK PERFORMANCE*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC USING THE FOLLOWING
                                  TABLE VALUES

                                       12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001
                                       ----------   ----------   ----------   ----------   ----------   ----------
Intrusion Inc........................     100          53.65        25.00        75.52        39.58        14.33
CRSP Total Rtn. Index for the Nasdaq
  Stock Market.......................     100         122.48       172.68       320.89       193.01       153.15
CRSP Total Rtn. Index for Nasdaq
  Computer Mfg. Stocks...............     100         120.83       262.78       557.80       314.18       216.53
CRSP Total Rtn. Index for Nasdaq
  Computer and Data Processing.......     100         122.87       219.20       481.81       221.85       178.69

    * The comparison assumes (i) $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and (ii) that any dividends paid by companies included in the comparative indices were reinvested in additional shares of the same class of equity securities of such companies at the frequency with which dividends were paid during the applicable periods depicted.

    The stock performance information depicted in the foregoing chart is not necessarily indicative of future stock performance. Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission. They also shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except the extent the Company specifically incorporates such information by reference in such filings.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

    On November 28, 2001, the Company entered into a Resignation Agreement and General Release with its then President and Chief Executive Officer, Timothy W. Kinnear. In exchange for his agreement to release the Company and its affiliates, directors, officers, employees and representatives from any and all claims, known or unknown, that he may have against the Company, the Company agreed to pay Mr. Kinnear nine months salary equal to $168,750 in accordance with its normal payroll practices.

               COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

    Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2001, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

                             STOCKHOLDER PROPOSALS

    Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2003 Annual Meeting of Stockholders, such proposals must be received by the Company not later than November 20, 2002. Such proposals should be directed to Intrusion Inc., 1101 East Arapaho Road, Richardson, Texas 75081, Attention:
Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

    Pursuant to Rule 14a-4(c) of the Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to February 3, 2003, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2003 proxy statement.

                            EXPENSES OF SOLICITATION

    All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Mellon Investor Services LLC has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, internet, telefax and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Mellon Investor Services LLC will be paid fees not to exceed $6,500, plus reasonable incidental expenses.

                        ADDITIONAL INFORMATION AVAILABLE

    UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE REQUEST SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S OFFICES INDICATED ABOVE.

    The Company's 2001 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

    PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                    /s/ G. Ward Paxton

                                                      G. WARD PAXTON

                                              CHAIRMAN, PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

Richardson, Texas
March 20, 2002

                                   EXHIBIT A

                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                       OF
                                 INTRUSION INC.
                 (AMENDED AND RESTATED AS OF JANUARY 10, 2002)

    1. PURPOSE. The purposes of the 1995 Non-Employee Directors Stock Option Plan of Intrusion Inc. (this "Plan") are to promote the growth and prosperity of Intrusion Inc. (the "Company"), to attract and retain the best available people to serve as independent directors of the Company and to encourage stock ownership by such individuals and thus increase their personal interest in the Company's success.

    2.  ADMINISTRATION.

    (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of this Plan, as may be advisable in its opinion in the administration of this Plan, and subject to the terms of this Plan shall prescribe the provisions of the stock option agreements to be issued hereunder and make all other determinations and interpretations necessary or advisable for administering this Plan and the stock option agreements.

    (b) A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be the acts of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all persons interested in this Plan.

    3.  SHARES AND OPTIONS UNDER THIS PLAN.

    (a) The stock to be subject to stock options granted under this Plan ("Options") shall be shares of the Company's common stock, $.01 par value per share (the "Common Stock"), either authorized and unissued or treasury stock.

    (b) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the aggregate number of shares of Common Stock that have been authorized for issuance under this Plan, and the exercise price of any outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock, recapitalization, combination or reclassification of the Common Stock, or any other change affecting the outstanding Common Stock as a class without receipt of consideration by the Company. Such adjustment shall be made by the Board in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (c) In the event of the proposed dissolution or liquidation of the Company, the proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation, any Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board; provided, however, that the Board may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise the Optionee's Option as to all or any part of the Shares covered by such Option, including Shares as to which the Option would not otherwise be exercisable.

    (d) The total number of shares of Common Stock reserved for issuance or sale upon the exercise of Options shall be 260,000 shares (subject to adjustment in accordance with Section 3(b)).

    (e) In the event any outstanding Option for any reason expires, is cancelled or otherwise terminates, the shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan. However, if the sale and remittance procedure described in Section 6(f)(ii) is used, then the number of shares of Common Stock available for issuance pursuant to this Plan shall be reduced by the gross number of shares for which the Option is exercised, and not by the net number of shares of Common Stock issued to the holder of such Option.

    (f) Nothing in this Plan or in any Option granted pursuant to this Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the removal of such person as a director in accordance with the Company's Certificate of Incorporation and Bylaws. Outstanding Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    4.  ELIGIBILITY AND GRANTS.

    (a) Each director of the Company who is not at the time of the grant of an Option an officer or employee of the Company (a "Non-Employee Director") shall automatically be granted Options as follows:

        (i) On the day of a Non-Employee Director's initial appointment or election (whichever comes first) to the Board, such individual shall be granted, without any action on the part of the Board or such individual, an Option to purchase 20,000 shares of Common Stock (subject to adjustment in accordance with Section 3(b)).

        (ii) Thereafter, upon the date of each annual meeting of the Company's stockholders (beginning with the 2002 annual meeting), such Non-Employee Director shall be granted, without any action on the part of the Board or such individual, an Option to purchase 10,000 shares of Common Stock (subject to adjustment in accordance with Section 3(b)), provided such individual has served as a Non-Employee Director for at least six months.

    (b) All of the Options shall be non-qualified options, not incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

    5. OPTION PRICE. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be 100% of the Fair Market Value (defined below) of the Common Stock on the date the Option is granted. For purposes of this Plan, "Fair Market Value" shall mean (a) if the Common Stock is listed upon an established stock exchange or exchanges, the highest closing price of the Common Stock on such stock exchange or exchanges on the day in question or, if no sale of the Common Stock shall have been made on any stock exchange on such day, on the next preceding day on which there was a sale of the Common Stock; (b) if the Common Stock is not listed upon an established stock exchange, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. on the day in question or, if no sale of the Common Stock shall have been made on such day, on the last preceding day on which there was a sale of the Common Stock; and (c) if there is no public market for the Common Stock, such amount as the Board, in its sole discretion, shall determine, after taking all relevant facts into consideration.

    6.  EXERCISE OF OPTIONS.

    (a) Subject to Sections 6(b), (c) and (d), each Option shall vest and become exercisable in three successive equal annual installments upon the Non-Employee Director's completion of each year of service as a Board member over a period of three years measured from the date the Option is granted. Each

Option shall have a term of ten (10) years and, to the extent not theretofore exercised, shall expire and not be exercisable after the tenth anniversary of the date of its grant.

    (b) During the lifetime of a Non-Employee Director, Options granted to such Non-Employee Director may be exercised only by such Non-Employee Director. Options shall not be sold, pledged, assigned or transferred in any manner except by will or by the laws of descent and distribution, and any attempt to do so in violation of this prohibition, whether voluntary, involuntary, by operation of law or otherwise, shall immediately void the Option.

    (c) If a Non-Employee Director dies while serving on the Board, any outstanding Option theretofore granted to such director shall become fully vested as of the date of his or her death and may be exercised by his or her estate or a person who has acquired the right to exercise the Option by will or the laws of descent and distribution at any time or times prior to the first anniversary of the date of such director's death; provided that in no event may such Option be exercised after the tenth anniversary of the date of its grant. Thereafter, such Option shall terminate and cease to be exercisable.

    (d) If a Non-Employee Director ceases to be a director of the Company for any reason other than death, any outstanding Option may be exercised for the number of shares of Common Stock for which such Option is exercisable at the time the Non-Employee Director ceases to be a director of the Company at any time or times prior to the first anniversary of the date he or she ceased to be a director of the Company; provided that in no event may such Option be exercised after the tenth anniversary of the date of its grant. At the time the Non-Employee Director's ceases to be a director of the Company, the Option shall terminate and cease to be outstanding to the extent the Option is not exercisable. Upon the expiration of the one year exercise period or, if earlier, upon the tenth anniversary of the date of its grant, such Option shall terminate in its entirety and cease to be exercisable.

    (e) An Option may not be exercised for fractional shares of Common Stock.

    (f) The Option shall be considered exercised on the day when written notice of such exercise has been received by the Company at its principal place of business from the person entitled to exercise the Option, accompanied by full payment of the purchase price and such other documents, if any, as the Company shall reasonably require. Payment may be made in (i) cash or by certified or cashier's check to the order of the Company or other guaranteed funds or
(ii) through a special sale and remittance procedure pursuant to which the person exercising the Option shall concurrently provide irrevocable instructions
(A) to a brokerage firm approved by the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate purchase price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Upon receipt of all such documents and payments, the Company shall issue the purchased shares. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the exercise of the Option, except as specifically provided in this Plan.

    (g) No Non-Employee Director shall have stockholder rights with respect to the shares of Common Stock subject to an Option until he or she has exercised the Option in accordance with Section 6(f) and become a holder of record of the purchased shares.

    7. AMENDMENT AND DISCONTINUANCE. The Board may at any time amend this Plan, provided that, except as permitted by Section 3(b), no amendment without the requisite approval of the stockholders of the Company shall: (a) increase the total number of shares for which Options may be granted, (b) change the manner of determining the exercise price at which shares may be purchased,
(c) change the class of persons eligible to receive Options under this Plan,
(d) change the period during which Options may be exercised or (e) change the provisions relating to the administration of this Plan by the Board. The Board may terminate this Plan at any time but such termination shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

    8. SECURITIES ACT OF 1933. Unless (a) the shares to be issued upon exercise of an Option granted under this Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or
(b) in the opinion of counsel for the Company, no such registration is necessary, the Company shall be under no obligation to issue any shares covered by any Option. The inability of the Company to obtain any authority deemed by the Company's counsel to be necessary to the lawful issuance or sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such authority shall not have been obtained.

    9. EFFECTIVE DATE; TERM OF PLAN. This Plan originally became effective as of March 21, 1995 and was amended and restated as of January 10, 2002. This Plan shall terminate on March 21, 2005, unless sooner terminated as provided in this Plan. At the end of such term, this Plan shall expire except for Options then outstanding.

                                     PROXY

                                 INTRUSION INC.
                            1101 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 25, 2002

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY



    The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the "Company"), hereby appoints G. Ward Paxton and Jay R. Widdig, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Richardson Select, 1655 N. Central Expressway, Richardson, Texas 75080, at 10:00 A.M., Central Standard Time, on Thursday, April 25, 2002, and at any adjournment thereof.

                          (Continued on reverse side)

This Proxy, when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, and 3.

1.  ELECTION OF DIRECTORS
Nominees:  G. Ward Paxton, T. Joe Head, J. Fred Bucy, Jr., Grant A. Dove and
           Donald M. Johnston

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

FOR all nominees                       WITHHOLD AUTHORITY
(except as marked to the contrary)     to vote for all nominees


________________________________________________________________________________


2. Proposal to approve the amendments to the 1995 Non-Employee Directors Stock Option Plan for the benefit of non-employee directors of the Company, as described in the Proxy Statement dated March 20, 2002 and set forth in Exhibit A;

        FOR                         AGAINST                        ABSTAIN

3. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

        FOR                         AGAINST                        ABSTAIN



In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.

        I will    will not    be attending the meeting

YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.

Date:___________________________________, 2002


____________________________________________
Signature


____________________________________________
Signature